PRODUCT DEVELOPMENT & CONSULTING AGREEMENT

This Agreement ("Agreement") is entered into as of June 6, 2025 by and between:

Trafton Manufacturing Group, a Washington state corporation with its principal place of business at 2817 Wetmore Ave, Everett WA 98201 ("Trafton"),

and

iWallet, Inc., a Nevada corporation, with its principal place of business at 732 S. 6th Street, Suite R, Las Vegas, NV 89101 ("iWallet").

Recitals

WHEREAS, Trafton and Golden Eagle Distribution International, LLC (“GEDI”), through its representative Kyle O’Connor, previously entered into an agreement for the development and prototyping of the iWallet and iPassport products, on behalf of iWallet;

WHEREAS, iWallet desires to assume the contractual relationship directly with Trafton and to continue development of the iWallet (herein renamed “iClutch”) and iPassport devices, as well as beginning design of a new streamlined 2025 version of the iWallet product;

WHEREAS, Trafton agrees to continue product development, prototype delivery, and consulting services under the terms of this Agreement;

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereby agree as follows:

1.Assumption of Prior Agreement

1.1.iWallet acknowledges that Kyle O’Connor, acting through GEDI, executed a contract with Trafton for the development of iWallet and iPassport devices.

1.2.iWallet agrees to assume all outstanding obligations and responsibilities under said prior agreement, including financial commitments and deliverables.

1.3.Trafton acknowledges and agrees to the transition of responsibility and oversight from GEDI to iWallet leadership, Steve Cabouli effective upon execution of this Agreement.

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Trafton Manufacturing Group

2.Scope of Work

2.1.Trafton shall deliver the following:

●Functional prototypes of iClutch and iPassport suitable for marketing, fundraising, and demonstration purposes

●Professional product renderings of both the iClutch and iPassport

These deliverables will be provided according to the timeline outlined in the Prototype Timeline section below.

This Agreement constitutes the sole benchmark for the scope, timing, and completion of the above deliverables.

Trafton agrees to deliver the (4) iClutch and (4) iPassports Prototypes even with outstanding product development invoices. The outstanding invoices will not delay or hold back the delivery of prototypes. The Trafton team understands that these prototypes are the vehicle to secure capital and revenue.

2.2.iWallet and Trafton will also begin collaboration and work on the new, streamlined 2025 version of the iWallet, termed iWallet Slim 2025, per specifications provided by Steve Cabouli, CEO of iWallet, and in accordance with a separate iWallet Slim 2025 Statement of Work (SOW).

3.Prototype Delivery Timeline

The following milestones have been established for the initial product prototypes:

iWallet (iClutch)

●May 3 – Mechanical design complete

●May 8 – Design review with iWallet

●May 12 – Mechanical fab start

●May 22 – Electrical design locked

●May 26 – Mechanical fab complete

●June 2 – Electrical fab start

●June 16 – Final assembly at Trafton US

●June 23 – Delivery of iWallet prototypes to iWallet leadership

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Trafton Manufacturing Group

iPassport

●May 22 – Electrical design locked

●June 2 – Mechanical design complete (using same electrical board as iWallet)

●June 5 – Design review

●June 9 – Mechanical fab start

●June 23 – Final assembly at Trafton US

●June 30 – Delivery of iPassport prototypes to iWallet leadership

4.Fees and Payment

4.1.iWallet acknowledges that the following outstanding unpaid invoices, originally issued under the existing GEDI agreement, are now due and payable in exchange for product development work to date:

●Invoice #98038 – $11,368

●Invoice #98040 – $11,368

●Invoice #98041 – $ 3,000

●Invoice #98042 – $11,368

Total Outstanding Invoices: $37,104

4.2 Equity in Lieu of Payment and Acknowledgment of Outstanding Invoices

Upon delivery of both the iClutch and iPassport prototypes, iWallet hereby agrees to issue 1,000,000 shares of iWallet common stock to Trafton.

iWallet further acknowledges and assumes full responsibility for the remaining outstanding invoices totaling $37,104.00 as of the date of this agreement.

Payment schedule for outstanding balance:

●The remaining balance of $37,104.00 shall be invoiced in monthly installments along with the new project costs for iWallet Slim 2025 Product Development.

●New project costs will be divided into monthly payments over the development life cycle in accordance with the separate iWallet Slim 2025 Product Development Statement of Work (SOW).

4.3. iWallet agrees to make best efforts to resolve outstanding balances upon receipt of prototypes, and to initiate focused collaboration on remaining product development phases.

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Trafton Manufacturing Group

4.4 Upon consummation of a new agreement with iWallet to support the development of iPassport, iClutch and the new 2025 iWallet, the existing agreement with GEDI will be deemed void.

5.Future Collaboration on iWallet Slim 2025 Streamlined Version

5.1.iWallet and Trafton shall collaborate on a new 2025 streamlined version of the iWallet.

5.2.This version shall be developed in accordance with specifications and product requirements communicated by Steve Cabouli and iWallet leadership in a Product Requirements Document (PRD).

5.3.A separate iWallet 2025 Streamlined Version Statement of Work (SOW) shall be drafted and signed upon mutual agreement of scope, timeline, and payment for development of a new design for the flagship iWallet product.

6.Production & Risk Management

6.1.All prototype assembly shall be completed in the United States under Trafton supervision to ensure quality control.

6.2.At present, no shipping delays or tariffs impact the project; however, the parties agree to remain adaptable in response to potential changes in supply chain conditions.

7.Communication & Points of Contact

7.1.The key contacts at Trafton for this project shall be David Heeg and Kathy Elrod. Their involvement will ensure continuity and timely project execution.

7.2.iWallet agrees to maintain open and timely communication with Trafton, particularly concerning timelines, deliverables, and payments.

8.Noncircumvention

Consultant agrees that during the term of this Agreement and for a period of two years thereafter, it shall not directly or indirectly circumvent iWallet Inc. in any transaction, partnership, or business opportunity involving third parties introduced or made known to Consultant by iWallet, including but not limited to manufacturers, suppliers, investors, or strategic partners.

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Trafton Manufacturing Group

Consultant shall not initiate contact with such third parties for purposes competitive with or related to the business of iWallet without prior written consent.

9.Final Deliverables Transfer

Upon completion of the project and full payment of all fees (whether satisfied by cash, shares, or a combination thereof), Consultant agrees to deliver to iWallet Inc. all final work product and associated files including but not limited to CAD files, Gerber files, source code, schematics, and any supporting technical documentation. iWallet Inc. shall retain full ownership and unrestricted access to these materials for internal use, manufacturing, and regulatory compliance purposes.

10.Miscellaneous

10.1.This agreement recognises that Bill Rochowicz is an employee of iWallet, Inc., and is compensated as agreed between Bill Rochowicz and iWallet, Inc. in a separate arrangement. As such, Bill Rochowicz will not be compensated by Trafton for wages or expenses incurred for services as Program Manager, or any other capacity, for any iWallet project.

10.2.This Agreement shall be governed by and construed under the laws of the State of Washington.

10.2.Any amendments or changes must be made in writing and signed by authorized representatives of both parties.

10.3.This Agreement supersedes all prior understandings and representations regarding the subject matter herein.

Signature Page Follows

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Trafton Manufacturing Group

ACCEPTANCE AND AGREEMENT

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

TRAFTON MANUFACTURING GROUP	iWALLET, INC.

By: /s/ David Heeg	By: /s/ Steve Cabouli
Name: David Heeg	Name: Steve Cabouli
Title: CEO	Title: CEO
Date: 06/06/2025	Date: 06/11/2025

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